Exhibit 99.1

January 23, 2014

JANUS CAPITAL GROUP INC. ANNOUNCES

FOURTH QUARTER 2013 RESULTS

DENVER — Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today reported fourth quarter net income of $38.3 million, or $0.21 per diluted share, compared with third quarter 2013 net income of $32.6 million, or $0.17 per diluted share, and net income of $31.2 million, or $0.17 per diluted share, in the fourth quarter 2012. Fourth quarter 2012 net income included an intangible asset impairment charge of $0.02 per share related to the redemption of a sub-advised account.

For the full-year 2013, net income totaled $114.7 million, or $0.62 per diluted share, compared with net income of $102.3 million, or $0.55 per diluted share, for 2012.

JCG also announced the appointment of Eugene Flood, Jr., age 58, to its Board of Directors. The appointment expands the JCG board to 11 directors, 10 of whom are independent.

Flows and Assets Under Management

Average assets under management during the fourth quarter 2013 were $170.3 billion compared with $165.2 billion during the third quarter 2013 and $155.6 billion during the fourth quarter 2012.

At December 31, 2013, JCG’s total assets under management were $173.9 billion compared with $166.7 billion at September 30, 2013 and $156.8 billion at December 31, 2012.

The increase in complex-wide assets during the fourth quarter 2013 reflects net market appreciation of $13.4 billion partially offset by long-term net outflows of $6.2 billion. Fundamental equity and mathematical equity long-term net outflows totaled $4.9 billion and $1.8 billion, respectively, while fixed income long-term net inflows totaled $0.5 billion.

Investment Performance

As of December 31, 2013, 56% of complex-wide mutual funds had a 4- or 5-star Overall Morningstar RatingTM.(1)

As of December 31, 2013, 38%, 39% and 54% of fundamental equity mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis, respectively.(2)

Fixed income mutual funds continued to generate strong long-term relative investment performance with 100%, 100% and 53% of mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis as of December 31, 2013.(3)

Mathematical equity relative investment performance improved, with 59%, 79% and 42% of strategies surpassing their respective benchmarks, net of fees, over the one-, three- and five-year periods, respectively, as of December 31, 2013.(4)

(1)             For the period ending December 31, 2013, 49%, 38% and 67% of complex-wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 43, 40 and 30 funds, respectively. 43 funds were included in the analysis for the Overall period.

(2)             References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending December 31, 2013, 69% of the fundamental equity mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending December 31, 2013, 44%, 50%, 63% and 71% of the 41, 34, 32 and 24 fundamental equity mutual funds outperformed the majority of their Morningstar peers based on total returns.

(3)             References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending December 31, 2013, 100% of the fixed income mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending December 31, 2013, 100%, 100%, 50% and 100% of the 6, 5, 4 and 4 fixed income mutual funds outperformed the majority of their Morningstar peers based on total returns.

(4)             For the period ending December 31, 2013, 67%, 75%, 50% and 50% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Growth Fund — Class S (January 2003); INTECH U.S. Core Fund — Class T (February 2003); INTECH U.S. Value Fund — Class I (December 2005); INTECH International Fund — Class I (May 2007); INTECH Global Dividend Fund — Class I (December 2011) and Janus Aspen INTECH U.S. Low Volatility Portfolio — Service Shares (September 2012).

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2013	2012

Average Assets Under Management (in billions)	$170.3	$165.2	$165.4	$156.3
Ending Assets Under Management (in billions)	$173.9	$166.7	$173.9	$156.8
Revenues	$226.2	$217.7	$873.9	$850.0
Operating Expenses	$159.2	$158.7	$634.8	$635.5
Operating Income	$67.0	$59.0	$239.1	$214.5
Operating Margin	29.6%	27.1%	27.4%	25.2%

Net Income Attributable to JCG	$38.3	$32.6	$114.7	$102.3

Diluted Earnings per Share	$0.21	$0.17	$0.62	$0.55

Fourth quarter 2013 revenues of $226.2 million increased from third quarter 2013, primarily due to higher average assets under management and private account performance fee revenue. Fourth quarter 2013 operating expenses of $159.2 million increased $0.5 million, or 0.3%, from third quarter 2013, primarily due to higher marketing expenses, partially offset by lower compensation expenses. Fourth quarter 2013 compensation expense reflects a $6.2 million benefit as a result of shifting a portion of year-end compensation from cash to long-term incentive awards.

Capital and Liquidity

At December 31, 2013, JCG had stockholders’ equity of $1.5 billion, cash and investments of $830.0 million and outstanding debt of $544.6 million.

Cash flows from operations during the fourth quarter 2013 were $92.1 million compared with $78.3 million during the third quarter 2013 and $67.4 million during the fourth quarter 2012.

As part of its capital management, JCG repurchased 939,422 shares of its common stock at an average price of $10.22 per share and a total cost of $9.6 million during the fourth quarter 2013.

On January 21, 2014, JCG’s Board of Directors declared a regular quarterly cash dividend of $0.07 per share. The quarterly dividend will be paid on February 21, 2014, to stockholders of record at the close of business on February 7, 2014.

Board of Directors Changes

Eugene Flood, Jr. was appointed to JCG’s Board of Directors on January 21, 2014. Previously, he served as Executive Vice President of TIAA-CREF from 2011 until his recent retirement in 2012. He also served on the CREF board of trustees and the TIAA-CREF mutual fund board of trustees for seven years, chairing the investment committee. Prior to joining TIAA-CREF as an executive in 2011, Mr. Flood spent twelve years with Smith Breeden Associates, a North Carolina-based fixed income asset manager, as President and Chief Executive Officer. Mr. Flood also spent twelve years with Morgan Stanley in a range of trading and investment positions from 1987 to 1999 and was an Assistant Professor of Finance at Stanford Business School from 1982 to 1987. Mr. Flood earned a Bachelor of Arts degree in Economics from Harvard University and a PhD in Economics from the Massachusetts Institute of Technology.

Fourth Quarter 2013 Earnings Call Information

JCG will discuss its results during a conference call on Thursday, January 23, 2014, at 10 a.m. Eastern Standard Time. The call-in number will be (888) 397-5338. Anyone outside the U.S. or Canada should call (719) 325-2145. The slides used during the presentation will be available in the investor relations section of the JCG website (http://ir.janus.com). For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm dedicated to delivering better outcomes for clients through differentiated investment solutions from three independent managers: Janus Capital Management LLC (Janus), INTECH Investment Management LLC (INTECH) and Perkins Investment Management LLC (Perkins). Each manager brings a distinct perspective, style-specific expertise and a disciplined approach to risk. JCG’s multi-boutique approach provides clients with distinctive solutions across a broad range of asset classes including equities, fixed income, alternatives, asset allocation and income products.

At the end of December 2013, JCG managed approximately $173.9 billion in assets for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in London, Milan, Munich, Singapore, Hong Kong, Tokyo, Melbourne, Paris, The Hague, Zurich, Frankfurt, Dubai and Taipei.

Contact:

John Groneman, (303) 336-7466

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data or as noted)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Revenues:
Investment management fees	$208.0	$204.0	$193.8	$813.0	$782.3
Performance fees	(18.5)	(22.0)	(13.6)	(82.2)	(75.4)
Shareowner servicing fees and other	36.7	35.7	36.4	143.1	143.1
Total	226.2	217.7	216.6	873.9	850.0

Operating expenses:
Employee compensation and benefits	70.7	73.3	65.1	292.7	274.5
Long-term incentive compensation	17.8	15.8	15.7	63.1	66.7
Marketing and advertising	5.9	4.6	7.3	20.2	23.6
Distribution	31.7	30.8	30.8	125.7	126.8
Depreciation and amortization	6.8	7.1	12.5	28.7	38.5
General, administrative and occupancy	26.3	27.1	27.2	104.4	105.4
Total	159.2	158.7	158.6	634.8	635.5

Operating income	67.0	59.0	58.0	239.1	214.5

Interest expense	(9.4)	(9.5)	(11.1)	(41.1)	(45.0)
Investment gains, net	0.1	7.9	4.2	6.5	11.1
Other income, net	2.7	0.8	1.0	4.5	3.2
Loss on early extinguishment of debt	—	(0.9)	—	(13.5)	(7.2)
Income tax provision	(20.3)	(21.7)	(19.3)	(73.3)	(64.7)

Net income	40.1	35.6	32.8	122.2	111.9

Noncontrolling interests	(1.8)	(3.0)	(1.6)	(7.5)	(9.6)

Net income attributable to JCG	$38.3	$32.6	$31.2	$114.7	$102.3

Diluted weighted-average shares outstanding (in millions)	186.2	186.4	185.7	185.9	185.1

Diluted earnings per share attributable to JCG common shareholders	$0.21	$0.17	$0.17	$0.62	$0.55

Average assets under management (in billions)	$170.3	$165.2	$155.6	$165.4	$156.3

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	December 31,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$344.5	$387.0
Investment securities	485.5	350.5
Other assets	169.1	159.1
Property and equipment, net	29.9	33.3
Intangible assets and goodwill, net	1,718.3	1,730.5
Total assets	$2,747.3	$2,660.4

Liabilities and equity
Debt	$544.6	$545.1
Other liabilities	237.2	201.3
Deferred income taxes	447.7	436.0
Redeemable noncontrolling interests	7.3	42.9
Total equity	1,510.5	1,435.1
Total liabilities and equity	$2,747.3	$2,660.4

UNAUDITED CONDENSED CONSOLIDATED

CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012
Cash provided by (used in):
Operating activities	$92.1	$78.3	$67.4	$224.1	$208.9
Investing activities	(81.1)	(4.5)	(6.9)	(141.7)	(38.2)
Financing activities	(24.7)	(64.8)	(26.2)	(123.3)	(143.7)
Effect of exchange rate changes	—	(0.1)	—	(1.6)	—
Net change during period	$(13.7)	$8.9	$34.3	$(42.5)	$27.0

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Growth/Core (1)
Beginning of period assets	$58.6	$57.1	$54.2	$53.8	$49.7
Sales	2.5	2.0	2.4	10.5	9.9
Redemptions	(5.8)	(5.4)	(3.5)	(19.2)	(14.8)
Net redemptions	(3.3)	(3.4)	(1.1)	(8.7)	(4.9)
Market / fund performance	5.5	4.9	0.7	15.7	9.0
End of period assets	$60.8	$58.6	$53.8	$60.8	$53.8

Global/International
Beginning of period assets	$18.3	$16.8	$17.5	$17.9	$18.4
Sales	0.8	1.1	0.9	3.3	3.6
Redemptions	(1.3)	(1.1)	(1.7)	(5.6)	(6.4)
Net redemptions	(0.5)	—	(0.8)	(2.3)	(2.8)
Market / fund performance	1.5	1.5	1.2	3.7	2.3
End of period assets	$19.3	$18.3	$17.9	$19.3	$17.9

Mathematical Equity (2)
Beginning of period assets	$44.7	$41.3	$41.9	$40.2	$39.9
Sales	0.9	2.7	1.2	5.2	4.9
Redemptions	(2.7)	(2.0)	(2.8)	(9.9)	(10.5)
Net (redemptions) sales	(1.8)	0.7	(1.6)	(4.7)	(5.6)
Market / fund performance	4.7	2.7	(0.1)	12.1	5.9
End of period assets	$47.6	$44.7	$40.2	$47.6	$40.2

Fixed Income (1)
Beginning of period assets	$27.8	$27.3	$25.6	$26.4	$20.6
Sales	3.6	2.5	2.6	12.6	11.6
Redemptions	(3.1)	(2.5)	(1.9)	(11.7)	(7.6)
Net sales	0.5	—	0.7	0.9	4.0
Market / fund performance	0.6	0.5	0.1	1.6	1.8
End of period assets	$28.9	$27.8	$26.4	$28.9	$26.4

Value (3)
Beginning of period assets	$15.9	$16.7	$17.6	$17.0	$18.1
Sales	0.7	0.7	0.8	3.4	4.0
Redemptions	(1.8)	(2.2)	(1.6)	(8.3)	(6.7)
Net redemptions	(1.1)	(1.5)	(0.8)	(4.9)	(2.7)
Market / fund performance	1.1	0.7	0.2	3.8	1.6
End of period assets	$15.9	$15.9	$17.0	$15.9	$17.0

Money Market
Beginning of period assets	$1.4	$1.4	$1.4	$1.5	$1.5
Sales	—	0.2	0.3	0.6	0.8
Redemptions	—	(0.2)	(0.2)	(0.7)	(0.8)
Net sales (redemptions)	—	—	0.1	(0.1)	—
Market / fund performance	—	—	—	—	—
End of period assets	$1.4	$1.4	$1.5	$1.4	$1.5

Total Company

Beginning of period assets	$166.7	$160.6	$158.2	$156.8	$148.2
Sales	8.5	9.2	8.2	35.6	34.8
Redemptions	(14.7)	(13.4)	(11.7)	(55.4)	(46.8)
Net redemptions	(6.2)	(4.2)	(3.5)	(19.8)	(12.0)
Market / fund performance	13.4	10.3	2.1	36.9	20.6
End of period assets	$173.9	$166.7	$156.8	$173.9	$156.8

Total Excluding Money Market
Beginning of period assets	$165.3	$159.2	$156.8	$155.3	$146.7
Sales	8.5	9.0	7.9	35.0	34.0
Redemptions	(14.7)	(13.2)	(11.5)	(54.7)	(46.0)
Net redemptions	(6.2)	(4.2)	(3.6)	(19.7)	(12.0)
Market / fund performance	13.4	10.3	2.1	36.9	20.6
End of period assets	$172.5	$165.3	$155.3	$172.5	$155.3

Notes:

(1)             Growth/core and fixed income assets reflect a 50%/50% split of the Janus Balanced Fund between the two categories.

(2)             Represents all assets managed by INTECH Investment Management LLC.

(3)             Represents all assets managed by Perkins Investment Management LLC.

###

Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end.

Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”).

“Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. INTECH strategies included in the analysis are those with at least a one-year track record.

Mutual fund relative performance analysis shown is for each Fund’s initial share class: Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance.

Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (“REITs”), derivatives, short sales, commodity linked investments and companies with relatively small market capitalizations. Each fund has different risks. Please see a Janus prospectus for more information about risks, fund holdings and other details.

The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages). The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a three-year performance history.

The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1.

Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management (“AUM”) in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund’s respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at (800) 525-3713 or download the file from www.janus.com/info. Read it carefully before you invest or send money.

Funds distributed by Janus Distributors LLC.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the applicable securities law and stock exchange rules, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

C-0114-55236